UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 13, 2018

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement
On November 13, 2018, Asbury Automotive Group, Inc. (the “Company”) and certain of its subsidiaries entered into a real estate term loan credit agreement (the “Bank of America Credit Agreement”) with Bank of America, N.A., as lender (“Bank of America”). In addition, on November 16, 2018, certain subsidiaries of the Company entered into a master loan agreement (the “Wells Fargo Master Loan Agreement”) with Wells Fargo Bank, National Association, as lender (“Wells Fargo”).
Bank of America Facility
The Bank of America Credit Agreement provides for term loans to certain of the Company’s subsidiaries that are borrowers under the Bank of America Credit Agreement in an aggregate amount not to exceed $128,120,500 (the “Bank of America Facility”), subject to customary terms and conditions.
Term loans under the Bank of America Facility bear interest, at the option of the Company, based on the London Interbank Offered Rate (“LIBOR”) plus 1.90% or the Base Rate (as described below) plus 0.90%. The Base Rate is the highest of (i) the Federal Funds rate plus 0.50%, (ii) the Bank of America prime rate, and (iii) one month LIBOR plus 1.00%. The Company is required to make quarterly principal payments of 1.25% of the initial amount of each loan on a twenty year repayment schedule, with a balloon repayment of the outstanding principal amount of loans due on November 13, 2025, subject to an earlier maturity if the Company’s existing senior secured credit facility matures or is not otherwise refinanced by certain dates. The borrowers can voluntarily prepay any loan in whole or in part any time without premium or penalty. In connection with the foregoing, the Company amended its existing real estate credit agreement with Bank of America to conform to the more favorable pricing terms contained in the Bank of America Facility.
The borrowers under the Bank of America Credit Agreement may borrow thereunder from time to time during the period beginning on November 13, 2018 until and including November 12, 2019. On November 13, 2018, certain of the borrowers borrowed an aggregate amount of $25,691,250 under the Bank of America Credit Agreement, a portion of which was used to refinance certain of the Company’s other outstanding mortgage indebtedness. The proceeds from any future borrowings under from the Bank of America Facility are expected to be used for general corporate purposes.
The representations and covenants contained in the Bank of America Credit Agreement are customary for financing transactions of this nature, including, among others, a requirement to comply with a minimum consolidated current ratio, minimum consolidated fixed charge coverage ratio and maximum consolidated total lease adjusted leverage ratio, in each case as set out in the Bank of America Credit Agreement. In addition, certain other covenants could restrict the Company’s ability to incur additional debt, pay dividends or acquire or dispose of assets.
The Bank of America Credit Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. Upon the occurrence of an event of default, the Company could be required by the Bank of America Facility to immediately repay all amounts outstanding thereunder.
Borrowings under the Bank of America Facility are guaranteed by each applicable operating dealership subsidiary of the Company and all of the real property financed by such operating dealership under the Bank of America Facility is collateralized by first priority liens, subject to certain permitted exceptions.
Wells Fargo Master Loan Facility
The Wells Fargo Master Loan Agreement provides for term loans to certain of the Company’s subsidiaries that are borrowers under the Wells Fargo Master Loan Agreement in an aggregate amount not to exceed $100,000,000 (the “Wells Fargo Master Loan Facility”), subject to customary terms and conditions.
Borrowings under the Wells Fargo Master Loan Facility are guaranteed by the Company pursuant to a unconditional guaranty (the “Company Guaranty”), and all of the real property financed by any operating dealership subsidiary of the Company under the Wells Fargo Master Loan Facility, is collateralized by first priority liens, subject to certain permitted exceptions.
The borrowers under the Wells Fargo Master Loan Agreement may borrow thereunder from time to time during the period beginning on November 16, 2018 until and including December 31, 2019 (the “Wells Fargo Draw Termination Date”). On November 16, 2018, certain of the borrowers borrowed an aggregate amount of $25,000,000 under the Wells Fargo Master Loan Facility, the proceeds of which are expected to be used for general corporate purposes. The proceeds from any future borrowings under from the Wells Fargo Master Loan Facility are expected to be used for general corporate purposes.
Loans under the Wells Fargo Master Loan Facility bear interest based on the London Interbank Offered Rate plus 1.85%. After the Wells Fargo Draw Termination Date, the borrowers will be required to make 108 equal monthly principal payments based on a hypothetical 19 year amortization schedule, with a balloon repayment of the outstanding principal amount of loans due on December 1, 2028. The borrowers can voluntarily prepay any loan in whole or in part any time without premium or penalty. In connection with the foregoing, the Company amended its existing master loan agreement with Wells Fargo to conform to the more favorable pricing terms contained in the Wells Fargo Master Loan Facility.
The representations, warranties and covenants contained in the Wells Fargo Master Loan Agreement, the Company Guaranty and the related documents are customary for financing transactions of this nature, including, among others, a requirement to comply with a minimum consolidated current ratio, minimum consolidated fixed charge coverage ratio and maximum consolidated total lease adjusted leverage ratio, in each case as set out in the Company Guaranty. In addition, certain other covenants could restrict the Company’s ability to incur additional debt, pay dividends or acquire or dispose of assets.
The Wells Fargo Master Loan Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. Upon the occurrence of an event of default, the borrowers or, failing such compliance, the Company could be required by the Wells Fargo Master Loan Agreement to immediately repay all amounts outstanding thereunder.
General
The Company and certain of its affiliates have commercial banking, investment banking and retail lending and other relationships with Bank of America and Wells Fargo and/or their respective affiliates. Bank of America and Wells Fargo, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in the first three paragraphs of Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: November 19, 2018	By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Senior Vice President and Chief Financial Officer